                                                                    Exhibit 99.1


(IXIA LOGO)

FOR IMMEDIATE RELEASE

For more information, contact:
Tom Miller                                                  the blueshirt group
Chief Financial Officer                            Chris Danne, Brinlea Johnson
(818) 444-2325                                                   (415) 217-7722
tmiller@ixiacom.com                         chris or brinlea@blueshirtgroup.com

                      IXIA ANNOUNCES SECOND QUARTER RESULTS

        21ST CONSECUTIVE QUARTER OF PROFITABILITY - REVENUES INCREASE 16%

CALABASAS, Calif. -- July 17, 2003--Ixia (Nasdaq: XXIA) today reported financial results for the second quarter ended June 30, 2003.

Net revenues for the second quarter of 2003 increased 16% on a year-over-year basis to $20.0 million compared to $17.3 million for the second quarter of 2002. Net income on a GAAP basis for the second quarter of 2003, including stock-based compensation, was $2.5 million or $0.04 per diluted share, compared to $1.1 million, or $0.02 per diluted share, for the second quarter of 2002.

Ixia's second quarter GAAP results include $217,000 of non-cash charges for stock-based compensation associated with the issuance of stock options, warrants and restricted stock prior to the Company's initial public offering in October 2000. Excluding the effect of stock-based compensation, non-GAAP net income was $2.5 million, or $0.04 per diluted share, compared to $2.2 million, or $0.04 per diluted share, for the same period last year.

"Revenues increased over 7% sequentially as we continued to demonstrate progress in a tough market," commented Errol Ginsberg, President and Chief Executive Officer of Ixia. "Growth was driven by continuing high demand for our Ethernet TXS cards and our 10 Gig product line. A very strong performance domestically with core customers such as Cisco and Extreme Networks was complemented by a solid performance in the Asia Pacific region as we continued to reap the benefits of our decision to reorganize our sales force in the Far East. In total, we added 35 new customers, including a number of leading enterprise accounts, and shipped to over 130 companies, a positive indicator of the breadth of demand in the quarter."

"On July 7th, Ixia announced that it had acquired the exclusive U.S. and Canadian distribution rights and a perpetual license to the source code for the Chariot(TM) product line from NetIQ Corporation," explained Mr. Ginsberg. "For the second quarter in a row, our hardware sales, especially of TXS cards, were aided by our offering of Chariot software. While we believe that sales to the enterprise market will remain lumpy in the current environment, our recent success at industry leaders such as Chicago Board of Trade, Ford Motor Company and Time Warner is firm evidence of our progress to date and we will look to leverage these initial successes into broader market penetration in the future."

During the quarter, Ixia increased cash and investments by approximately $1.3 million and, as of June 30, 2003 and prior to the NetIQ transaction, Ixia had approximately $128.4 million in cash and investments, or $2.20 per outstanding share with no debt.

Ixia will host a conference call today for analysts and investors to discuss its quarterly results at 5:00 p.m. ET. Open to the public, a live Web cast of the conference call will be accessible from the "Investors" section of Ixia's Web site (www.ixiacom.com). Following the live Web cast, an archived version will be available on the Ixia Web site for 90 days.

NON-GAAP INFORMATION

Certain non-GAAP financial measures are included in this press release. These non-GAAP financial measures are provided to enhance the user's overall understanding of our financial performance and our prospects for the future. Specifically, we believe non-GAAP measures can provide useful information to both management and investors by excluding certain non-cash and non-recurring expenses that are not indicative of our core operating results. These non-GAAP financial measures are used by management to evaluate financial results and to plan and forecast future periods. In addition, since we have historically reported non-GAAP measures to the investment community, we believe the inclusion of non-GAAP measures provides consistency in our financial reporting. The presentation of this additional information is not meant to be considered a substitute for the corresponding financial measures prepared in accordance with generally accepted accounting principles. Investors are encouraged to review the reconciliation of GAAP to non-GAAP financial measures which is included below.

ABOUT IXIA

Ixia delivers powerful, distributed, multiport traffic generators, and performance and conformance analyzers for wire-speed verification of optical networking equipment, LAN, MAN, WAN, and SAN multilayer switches and routers. Our analysis systems are used in the design, manufacture, and quality assurance stages of network equipment development. Our Real World Traffic solutions address the growing need to test Enterprise networks prior to deployment under real load conditions with actual business application traffic. Our network operations applications address the carrier's needs for a higher level of control over the network itself. Ixia's analysis solutions utilize a variety of interfaces - 10/100/1000 Mbps Ethernet, 10 Gigabit Ethernet, Packet Over SONET, BERT, and USB, and are distinguished by their accuracy, reliability, and adaptability to the industry's constant evolution.

For more information, contact Ixia at 26601 W. Agoura Road, Calabasas, CA 91302;
(818) 871-1800, Fax: (818) 871-1805; Email: info@ixiacom.com or visit our Web Site at http://www.ixiacom.com.

Ixia and the Ixia logo are registered trademarks of Ixia. Other trademarks used in this release are the trademarks or registered trademarks of their respective owners.

SAFE HARBOR UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995:

Certain statements made in this news release are forward-looking statements, including, without limitation, statements regarding possible future revenues and earnings per share, growth and profitability and future business and market share. In some cases, such forward-looking statements can be identified by terms such as "may," "will," "expect," "plan," "believe," "estimate," "predict" or the like. Such statements reflect the Company's current intent, belief and expectations and are subject to risks and uncertainties that could cause the Company's actual results to differ materially from those expressed or implied in the forward-looking statements. Factors that may cause future results to differ materially from the Company's current expectations include, among other things: the current economic slowdown in general and decreasing capital availability and investment in the telecommunications industry in particular, consistency of orders from significant customers, the timing of new product releases, our success in developing and producing new products, market acceptance of our products and competitive pressures including competition for limited source components. These and other risk factors that may affect Ixia's financial results in the future are discussed in Ixia's SEC filings, including its Annual Report on Form 10-K for the year ended December 31, 2002. Ixia undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

                                      IXIA
                           CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)


                                                                      JUNE 30,            DECEMBER 31,
                                                                       2003                  2002
                                                                     ---------             ---------
                                                                    (unaudited)
ASSETS
Current assets:
  Cash and cash equivalents                                          $  61,548             $  58,865
  Short-term investments in marketable securities                       21,317                12,050
  Accounts receivable, net                                              12,814                 9,351
  Inventories                                                            5,890                 5,121
  Prepaid expenses and other current assets                              5,912                 6,232
                                                                     ---------             ---------

   Total current assets                                                107,481                91,619

Investments in marketable securities                                    45,524                51,306
Property and equipment, net                                              6,976                 7,003
Goodwill                                                                 1,592                 1,592
Other intangible assets, net                                             3,805                 4,030
Other assets                                                             2,096                 2,111
                                                                     ---------             ---------

   Total assets                                                      $ 167,474             $ 157,661
                                                                     =========             =========


LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                                   $   1,345             $     960
  Accrued expenses                                                       5,590                 4,049
  Deferred revenues                                                      3,467                 1,958
  Income taxes payable                                                   1,709                 1,527
                                                                     ---------             ---------

   Total liabilities                                                    12,111                 8,494

Shareholders' equity:
  Common stock, without par value; 200,000 shares
   authorized, 58,278 and 57,595 shares issued and
   outstanding as of June 30, 2003 and December 31, 2002,
   respectively                                                         80,177                79,206
  Additional paid-in capital                                            46,517                47,045
  Deferred stock-based compensation                                     (1,261)               (3,036)
  Retained earnings                                                     29,930                25,952
                                                                     ---------             ---------
   Total shareholders' equity                                          155,363               149,167
                                                                     ---------             ---------
   Total liabilities and shareholders' equity                        $ 167,474             $ 157,661
                                                                     =========             =========

                                      IXIA
                        CONSOLIDATED STATEMENTS OF INCOME
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (unaudited)


                                                  THREE MONTHS ENDED                        SIX MONTHS ENDED
                                                       JUNE 30,                                 JUNE 30,
                                             -----------------------------            -----------------------------
                                               2003                 2002                2003                 2002
                                             --------             --------            --------             --------
Net revenues                                 $ 20,036             $ 17,254            $ 38,849             $ 32,696
Cost of revenues(1)                             3,773                3,382               7,082                6,360
                                             --------             --------            --------             --------
   Gross profit                                16,263               13,872              31,767               26,336

Operating expenses:
  Research and development                      5,092                4,387              10,122                8,191
  Sales and marketing                           6,015                5,079              12,054                9,170
  General and administrative                    2,276                1,809               4,271                3,542
  Amortization of intangible assets               237                  258                 465                  426
  Stock-based compensation(2)                     175                1,307               1,056                2,959
                                             --------             --------            --------             --------
     Total operating expenses                  13,795               12,840              27,968               24,288
                                             --------             --------            --------             --------

   Income from operations                       2,468                1,032               3,799                2,048
Interest income, net                              818                  740               1,613                1,379
                                             --------             --------            --------             --------
   Income before income taxes                   3,286                1,772               5,412                3,427
Income tax expense                                820                  709               1,434                1,396
                                             --------             --------            --------             --------
   Net income                                $  2,466             $  1,063            $  3,978             $  2,031
                                             ========             ========            ========             ========

Earnings per share:
  Basic                                      $   0.04             $   0.02            $   0.07             $   0.04
  Diluted                                    $   0.04             $   0.02            $   0.07             $   0.03

Weighted average number of common
  and common equivalent shares
  outstanding:

  Basic                                        58,007               56,747              57,820               56,491
  Diluted                                      61,470               60,430              61,148               60,710



(1)Stock-based compensation
   included in Cost of revenues              $     42             $    102            $     92             $    240
                                             ========             ========            ========             ========

(2)Stock-based compensation:
   Research and development                  $    374             $    752            $    885             $  1,763
   Sales and marketing                           (258)                 391                  (3)                 800
   General and administrative                      59                  164                 174                  396
                                             --------             --------            --------             --------
                                             $    175             $  1,307            $  1,056             $  2,959
                                             ========             ========            ========             ========

                                      IXIA
                   NON-GAAP CONSOLIDATED STATEMENTS OF INCOME
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (unaudited)


                                                  THREE MONTHS ENDED                    SIX MONTHS ENDED
                                                      JUNE 30,                              JUNE 30,
                                             --------------------------            --------------------------
                                               2003               2002               2003               2002
                                             -------            -------            -------            -------
Net revenues                                 $20,036            $17,254            $38,849            $32,696
Cost of revenues                               3,731              3,280              6,990              6,120
                                             -------            -------            -------            -------
   Gross profit                               16,305             13,974             31,859             26,576

Operating expenses:
  Research and development                     5,092              4,387             10,122              8,191
  Sales and marketing                          6,015              5,079             12,054              9,170
  General and administrative                   2,276              1,809              4,271              3,542
  Amortization of intangible assets              237                258                465                426
                                             -------            -------            -------            -------
     Total operating expenses                 13,620             11,533             26,912             21,329
                                             -------            -------            -------            -------

   Income from operations                      2,685              2,441              4,947              5,247
Interest income, net                             818                740              1,613              1,379
                                             -------            -------            -------            -------
   Income before income taxes                  3,503              3,181              6,560              6,626
Income tax expense                             1,015              1,002              1,892              2,139
                                             -------            -------            -------            -------
   Non-GAAP net income                       $ 2,488            $ 2,179            $ 4,668            $ 4,487
                                             =======            =======            =======            =======

Non-GAAP earnings per share:
  Basic                                      $  0.04            $  0.04            $  0.08            $  0.08
  Diluted                                    $  0.04            $  0.04            $  0.08            $  0.07

Weighted average number of common
  and common equivalent shares
  outstanding:
  Basic                                       58,007             56,747             57,820             56,491
  Diluted                                     61,470             60,430             61,148             60,710


Reconciliation of Non-GAAP net income to GAAP net income (in thousands):


                                         THREE MONTHS ENDED                      SIX MONTHS ENDED
                                               JUNE 30,                               JUNE 30,
                                    ---------------------------             ---------------------------
                                      2003                2002                2003                2002
                                    -------             -------             -------             -------
Non-GAAP net income                 $ 2,488             $ 2,179             $ 4,668             $ 4,487
Stock-based compensation               (217)             (1,409)             (1,148)             (3,199)
Income tax effect                       195                 293                 458                 743
                                    -------             -------             -------             -------
Net income                          $ 2,466             $ 1,063             $ 3,978             $ 2,031
                                    =======             =======             =======             =======